UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 5, 2010

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

(706) 781-2265
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01    Other Events

On April 1, 2010, United Community Banks, Inc. (the “Company”) issued a press release announcing the potential issuance from time to time by the Company of its Series C Convertible Preferred Stock, $1.00 par value per share (the “Preferred Stock”) and a warrant (the “Warrant”) to purchase shares of its Common Stock Equivalent Junior Preferred Stock, $1.00 par value per share (the “Junior Preferred Stock”). A copy of the press release is attached as Exhibit 99.1 to a Form 8-K filed by the Company on April 1, 2010.  The Warrant was issued on April 5, 2010.  The validity of the Warrant and the Preferred Shares was passed upon for the Company by Kilpatrick Stockton LLP.  The opinion is attached hereto as Exhibit 5.1.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Discription

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief Financial
Officer
April 7, 2010